SOUTH JERSEY GAS COMPANY

                   Officer Employment Agreement


     THIS AGREEMENT made as of the first day of August, 1994, by and between South Jersey Gas Company, a New Jersey corporation,

having its principal offices at Number One South Jersey Plaza,

Route 54, Folsom, New Jersey (the "Company"), and (the "Officer").

                       W I T N E S S E T H :

     WHEREAS, the Company, a subsidiary of South Jersey

Industries, Inc. ("SJI"), desires to assure itself of the

continued employment of the Officer by the Company or one or more of its affiliates and to encourage his or her continued attention and dedication to the Company in the best interests of the Company and its shareholders; and

     WHEREAS, the Officer is presently employed by the Company and its affiliates as follows:

     South Jersey Gas Company -

     WHEREAS, the Officer desires to remain and continue in the employ of the Company or one or more of its affiliates on the terms hereinafter provided;

     NOW, THEREFORE, in consideration of the premises and the

mutual covenants contained herein, the parties hereto agree as follows:

     Section 1.  Employment.

     The Company hereby agrees to continue to employ the Officer in the positions in which he or she presently serves, and the

Officer hereby agrees to continue to serve in those positions, on the terms and conditions set forth herein.

     Section 2.  Term.

     The term of this Agreement shall be for a period of three (3)

years beginning August 1, 1994, and ending on July 31, 1997.

     Section 3.  Duties and Responsibilities.

     The Officer shall serve in the positions in which he or she presently serves and shall report only to the Chief Executive

Officer of the Company and his duly authorized officers.  The

Officer shall perform such duties and services as are customarily performed by him or her and as are assigned to him or her by the

Chief Executive Officer of the Company and his duly authorized officers.

     Section 4.  Outside Services.

     The Officer agrees to devote substantially all of his or her working time and efforts to the business and affairs of the

Company and shall not, directly or indirectly, without the written consent of the Chief Executive Officer of the Company, render any services to any other person, firm or entity, or own, manage,

operate, control or participate in the management of any other person, firm or entity during the term of this Agreement. However,

the Officer is not prohibited or prevented from acquiring or holding investments and securities listed on a national or

regional securities exchange or sold in an over-the-counter public market, provided that the Officer is not part of any control group of such corporation or entity.  So long as it does not interfere with his or her duties under this Agreement, the Officer shall have the right to serve as a director of any other corporation upon the approval of the Chief Executive Officer of the Company.

     Section 5.  Place of Performance.

     The Officer's services during the term of this Agreement

shall be performed primarily in the corporate headquarters

building of the Company at Number One South Jersey Plaza, Route

54, Folsom, New Jersey.  Without his or her prior consent, the

Officer shall not be required to move his or her place of

permanent employment from this corporate headquarters building,

although the Officer may be required to undertake reasonable domestic and international travel from time to time consistent with his or her business travel obligations.

     Section 6.  Compensation and Expenses.

     6.1  Base Salary.

     During the period of the Officer's employment under this

Agreement, the Company shall pay to the Officer a Base Salary of not less than $_______ per annum in twenty-four (24) equal

installments as nearly as practicable on the fifteenth (15th) and last days of each month, in arrears.  The amount of this Base

Salary shall be reviewed annually in accordance with the normal business practices of the Company.

     6.2  Additional Benefits.

     In addition to the Base Salary, the Company shall pay for and the Officer shall be entitled without limitation to participate in any employee or executive benefit plan presently in effect or hereafter adopted by the Company which is applicable to employees or executive employees generally.  Those additional benefits presently in force are listed on Exhibit A, which is attached hereto and made a part hereof.  If employer contributions to any such plan (other than a defined benefit plan) for the benefit of the Officer or his or her dependents or beneficiaries are reduced in amount by any statute or regulation from the payments that would otherwise be so made but for such statute or regulation, the amount that is prohibited from being paid to such plan because of such statute or regulation, increased if necessary as provided in the next sentence, shall be paid, at the time it would have been paid to such plan except for such prohibition, by the Company to an Employee Stock Purchase Plan account for the Officer.  Such amount shall be increased if necessary so that, after federal and state income taxes on the amount as so increased are taken into account, the net amount after such taxes that is to be paid to an

Employee Stock Purchase Plan account for the Officer shall be the amount that was prohibited from being paid to such plan because of such statute or regulation.

     6.3  Expenses.

     In addition to the Base Salary and Additional Benefits, the

Company shall pay for and the Officer shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by the

Officer in performing services under this Agreement, including all expenses of travel and living expenses while away from home on business or at the request of and in the service of the Company,

provided that such expenses are incurred and accounted for in accordance with the policies and procedures presently or hereafter established by the Company.

     6.4  Services Furnished.

     The Company shall furnish the Officer with office space,

stenographic assistance and such other facilities and services as shall be suitable to the Officer's position and adequate for the performance of his or her duties.

     Section 7.  Reasons for Termination.

     7.1  Death.

     This Agreement shall terminate upon the Officer's death, and he or she shall be entitled to such death benefits to which he or she is otherwise entitled presently or which may be hereafter established by the Company.

     7.2  Disability.

     If the Officer shall be determined to be disabled in

accordance with the disability policy or plan of the Company, the

Officer may be removed from positions within the Company in which he or she then may be serving.  However, the Officer shall not be terminated as an employee of the Company.  The Officer shall be retained in such positions and given such duties and

responsibilities as are commensurate with his or her abilities at the time.  The Officer shall be entitled to such disability

benefits, including short term and long term, to which he or she is otherwise entitled presently or which may be hereafter

established by the Company.  Until the Officer becomes entitled to such disability benefits, he or she shall continue to be paid his or her Base Salary in accordance with this Agreement.  The

determination of the disability of the Officer shall be made by the Chief Executive Officer of the Company in the exercise of his discretion in accordance with procedures set forth in the

disability policies or plan.

     7.3  Retirement.

     If the Officer shall retire, he or she shall be entitled to such pension and other benefits applicable to executive employees generally and him or her specifically including, without

limitation, those presently existing or hereafter established by the Company.

     7.4  For Cause by the Company.

     The Company may terminate the Officer's employment for Cause.

For purposes of this Agreement, the Company shall have "Cause" to terminate the Officer's employment hereunder only for the

following reasons:  (1) the willful and continued failure by the

Officer to substantially perform his or her duties hereunder other than any such failure resulting from the Officer's incapacity due to physical or mental illness or injury; (2) the conviction of the

Officer of a crime under state or federal law and the Company's

Board of Directors or one of its committees is unable to conclude in good faith (and in its sole discretion) that the Officer had no reasonable cause to believe that the activities of which he or she was convicted were unlawful and that such conviction will not materially impair his or her ability to discharge his or her duties; (3) the willful engaging by the Officer in misconduct which is materially injurious to the Company, monetarily or

otherwise; or (4) the continued inability of the Officer to

perform his or her duties by reason of alcoholism or drug abuse even after appropriate rehabilitation services have been made available to him or her.

     7.5  For Good Reason by the Officer.

     The Officer may terminate the Officer's employment for Good

Reason following a Change of Control of the Company at any time during the term of this Agreement.  For purposes of this

Agreement, "Good Reason" shall mean any of the following:  (1) the assignment to the Officer by the Company, without the Officer's express written approval, of duties inconsistent with the

Officer's position, duties, responsibilities, titles, offices or status with the Company immediately prior to a Change of Control of the Company, or any removal of the Officer from or any failure to re-elect the Officer to any of such positions; (2) a reduction by the Company not consistent with the Company's general salary practice for Officers, in the Officer's Base Salary as in effect on the date hereof or as the same is increased from time to time during the term of this Agreement; (3) the Company's failure to review and increase in accordance with the Company's general salary practice for Officers the Officer's Base Salary within twelve (12) months after the Officer's last increase in Base

Salary; (4) the Company's failure to continue in effect any

benefit plan or arrangement in which the Officer is participating except for Company-wide modifications or modifications which apply to all officers generally (provided that the Officer shall enjoy at least the same benefits available to all employees generally),

or the taking of any action by the Company which would adversely affect the Officer's participation in and/or materially reduce the

Officer's benefits under any such benefit plan or arrangement or which would deprive the Officer of any material fringe benefit enjoyed by the Officer, except for Company-wide modifications or modifications which apply to all officers generally (provided that the Officer shall enjoy at least the same benefits available to all employees generally); (5) a relocation of the Company's

corporate headquarters to a location outside of Folsom, New

Jersey, or the Officer's relocation to any place other than the location at which the Officer performed the Officer's duties except for required travel by the Officer on the Company's

business to an extent substantially consistent with the Officer's business travel obligations; (6) any purported termination of the

Officer's employment which is not effected pursuant to a Notice of

Termination.  For purposes of this Agreement a "Change of Control"

of the Company shall mean any of the following:  (1) approval by the shareholders of SJI without the recommendation and approval of the Board of Directors of SJI of any plan or proposal for the consolidation, merger, liquidation, dissolution or acquisition of

SJI or all or substantially all of its assets; (2) election to the

Board of Directors of SJI of a new majority different from the individuals who at the beginning of the term of this Agreement constituted the entire Board of Directors of SJI, unless the election or nomination for election by SJI's shareholders of each such new director was approved by the Chief Executive Officer of

SJI; or (3) the acquisition by any person of 20% or more of the stock of SJI having general voting rights in the election of directors (for purposes of this clause (3), the term "person"

shall include two or more persons acting as a group for the

purpose of acquiring, holding or disposing of stock of SJI).

     Section 8.  Benefits upon Termination.

     8.1  Termination by the Company for Cause.

     If the Officer's employment by the Company shall be

terminated for Cause (as defined in Section 7.4), the Company shall pay the Officer his or her Base Salary through the Date of

Termination at the rate in effect at the time Notice of

Termination is given and the Company shall have no further salary obligations to the Officer under this Agreement.  The Officer shall be entitled to such retirement benefits as he or she may otherwise be entitled to on the Date of Termination.  Effective as of the Date of Termination, the Officer shall no longer be an employee of the Company and shall no longer be entitled to the privileges and benefits thereof.

     8.2  Termination by the Officer for Good Reason.

     If the Officer's employment shall be terminated by the

Officer for Good Reason following a Change of Control (as defined in Section 7.5), the Company shall pay the Officer as severance pay an amount equal to 300% of a base amount determined to be the average of the aggregate annual compensation paid to the Officer during the five (5) calendar years preceding the Date of

Termination and subject to federal income taxes; provided that, if any lump-sum severance payment, either alone or together with any other payment which the Officer has the right to receive from the

Company, would constitute a "parachute payment" as defined in

Section 280G of the Internal Revenue Code of 1986, as amended,

such lump-sum severance payment shall be reduced to the largest amount as will result in no portion of the lump-sum payment being subject to the excise tax imposed by Section 4999 of the Internal

Revenue Code of 1986, as amended.  The Company shall pay this lump-sum severance payment, in cash, on the Date of Termination.

The payments under this section should be in lieu of any payment to which the Officer might otherwise be entitled to receive under the Company's Severance Policy.

     8.3  Termination by the Company for Other than Cause.

     If the Company terminates the Officer's employment for other than Cause following a Change of Control, the Officer shall be entitled to those benefits set forth in paragraph 8.2 above.  If the Company terminates the Officer's employment for other than

Cause without a Change of Control (as defined in Section 7.5), the

Officer shall be only entitled to those benefits of the Severance

Plan presently in effect or hereafter adopted by the Company.

In addition, the Officer shall be entitled to such retirement benefits as he may otherwise be entitled to on the Date of

Termination, and such retirement shall be deemed to occur when the

Company's salary obligations to the Officer under this Agreement shall terminate.  The continuation of such payments and benefits shall be the Officer's sole and exclusive remedy and the Company shall have no further obligations or liability to the Officer or his survivors (except as otherwise provided by this section) under this Agreement.

     Section 9.  Procedure for Termination.

     9.1  Notice of Termination.

     For the purposes of this Agreement, a "Notice of Termination"

shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Officer's employment.

     9.2  Date of Termination.

     For the purposes of this Agreement, the "Date of Termination"

shall mean the date of the Officer's death; or thirty (30) days after Notice of Termination is given; provided that if within ten

(10) days after any Notice of Termination is given the party receiving such Notice of Termination notifies the other party that a dispute exists concerning the termination, the date of

termination shall be extended for an additional period not to exceed ten (10) days.  During the period between Notice of

Termination and the Date of Termination the Officer may request and shall be granted a hearing before the Board of Directors of the Company, at which time the Board of Directors shall decide whether in its reasonable good faith opinion the Officer was either disabled or discharged for Cause and specifying the

particulars thereof in detail.

     Section 10.  No Obligation to Mitigate Damages; No Effect on

Other Contractual Rights.

     10.1  The Officer shall not be required to mitigate damages or the amount of any payment provided for under this Agreement by seeking other employment or otherwise.



     10.2  The amount of any payment provided to the Officer under this Agreement shall not be reduced by any compensation earned by the Officer as the result of employment by another employer after the Date of Termination.

     10.3  The provisions of this Agreement, and any payment

provided for hereunder, shall not reduce any amounts otherwise payable, or in any way diminish the Officer's existing rights, or rights which would accrue solely as a result of the passage of time under any plan of benefits provided to officers and managers of the Company.

     Section 11.  Confidential Information.

     The Officer will not, during or after the term of this

Agreement, use for himself or herself or others, or disclose to others, any formulae, trade secrets, customer lists, know-how or other confidential information of or about the Company or any of its affiliates unless authorized in writing to do so by the

Company.  The Officer understands that this undertaking applies to information of a technical or commercial or other nature and that any information not made available to the general public is to be considered confidential.

     Section 12.  Papers.

     All correspondence, memoranda, notes, records, reports, plans and other papers and items received or made by the Officer in connection with his or her duties hereunder shall be the property of the Company, and the Officer shall not have any property rights to such items when he or she is no longer an employee of the

Company.

     Section 13.  Noncompetition.

     Unless the Officer requests in writing and is thereafter

authorized in writing to do so by the Company, the Officer will not, during the term of this Agreement, or for a period of one (1)

year thereafter, regardless whether the termination was for Cause,

for Good Reason, or for other than Cause, directly or indirectly own, manage, operate, join, control or participate in the

ownership, management, operation or control of, or be employed or otherwise connected in any manner with, any business which at any time during said period competes with the Company or which uses any name similar to the Company's name.

     Section 14.  Renewal and Extension of Agreement.

     The term of this Agreement shall be automatically renewed and extended for a period of three (3) years from the date of any

Change of Control in order that the Officer obtains the full benefit of all severance benefits in the event of termination of employment after any Change of Control.

     This Agreement, either under its normal three (3) year term or under the term resulting from a Change of Control, shall be considered for renewal and extension by the Board of Directors of the Company or such committee thereof as it may designate at least six (6) months prior to the end of its term.  Action by the Board of Directors shall be required to renew and extend this Agreement.

     Section 15.  Enforcement.

     The Officer acknowledges that in the event of his or her

breach or threat of breach of Sections 11, 12 or 13 of this

Agreement, the Company's remedies at law will be inadequate and,

in such event, the Company will be entitled to appropriate

injunctive and other equitable relief in addition to its legal remedies.

     Section 16.  Notices.

     All notices and other communications provided for herein that one party intends to give to the other party shall be in writing and shall be considered given when mailed by certified mail,

return receipt requested, or personally delivered, either to the party or at the address set forth below (or to such other address as a party shall designate by notice hereunder):

          South Jersey Gas Company
          Attn: Chief Executive Officer
          Number One South Jersey Plaza
          Route 54
          Folsom, New Jersey  08037





     Section 17.  Amendments.

     This Agreement may be amended, modified, superseded,

canceled, renewed or extended only by a written instrument

executed by both parties hereto.

     Section 18.  Binding Effect and Non-Assignability.

     This Agreement shall inure to the benefit of the Officer's heirs and personal representatives and shall be binding upon the successor of the Company, including any entity with which the

Company may be merged or consolidated or which may acquire all or substantially all of the assets of the Company.  This Agreement shall not be assignable, in whole or in part, by either party,

without the written consent of the other party.

     Section 19.  Legal Expenses.

     In the event of a dispute in connection with this Agreement,

the parties shall each pay their own costs, except that in the event of such a dispute after a Change of Control involving

termination of employment, or involving entitlement to

compensation or benefits in the event of termination of

employment, the Company shall pay the legal expenses of the

Officer.

     Section 20.  Arbitration.

     Any controversy or claim arising out of or relating to this

Agreement or the breach thereof shall be settled by arbitration in the County of Atlantic, State of New Jersey, in accordance with the rules then in effect of the American Arbitration Association,

and judgment upon the award rendered may be entered in any court having jurisdiction thereof.

     Section 21.  Governing Law.

     This Agreement shall be governed by the laws of the State of

New Jersey.

     Section 22.  Entire Agreement.

     This Agreement contains the entire agreement between the

parties relative to its subject matter, superseding all prior agreements or understandings of the parties relating thereto.

     Section 23.  Waiver.

     Any term or provision of this Agreement may be waived in

writing at any time by the party entitled to the benefit thereof.

The failure of either party at any time to require performance of any provision of this Agreement which has not been waived in writing shall not affect such party's rights at a later time to enforce such provision.  No consent or waiver by either party to any default or to any breach of a condition or term of this

Agreement shall be deemed or construed to be a consent or waiver to any other breach or default.

     Section 24.  Invalidity of Portion of Agreement.

     If any provision of this Agreement or the application thereof to either party shall be invalid or unenforceable to any extent,

the remainder of this Agreement shall not be affected thereby and shall be enforceable to the fullest extent of the law.

     IN WITNESS WHEREOF, the parties hereto have duly executed

this Agreement effective as of the date first above written.


                              SOUTH JERSEY GAS COMPANY



                              By_________________________________
                                  William F. Ryan,
                                  Chief Executive Officer



                              ___________________________________




                                                  EXHIBIT A

                   LIST OF OFFICERS' BENEFITS

1.   Group Hospital, Surgical and Medical Insurance Plan

2.   Major Medical Plan

3.   Group Dental Plan

4.   Group Prescription Drug Plan

5.   Temporary Disability Plan

6.   Long Term Disability Plan

7.   Group Life Insurance Plan

8.   24-Hour Accident Protection Coverage

9.   Supplementary Survivor's Benefit

10.  Thrift Plan

11.  Employees Stock Ownership Plan

12.  Retirement Plan for Employees

13.  Supplemental Executive Retirement Plan

14.  Deferred Compensation Contract

15.  Officers' Liability Insurance

16.  Company Automobile

17.  Tuition Refund Plan

18.  Vacation

19.  Holiday Schedule

20.  Time Off w/Pay for Jury Duty, Death in Family or Marriage

21.  Annual Physical Examination

22.  Health Club Membership

23.  Country Club House Membership

24.  Severance Pay Plan



                                                  EXHIBIT A
                                                  SCHEDULE 1

                       DISABILITY AND DEATH BENEFITS

1. Temporary Disability (Sick Pay): - Officers
   Commences on 8th consecutive day of absence. Paid @ 100% of base salary and extends at full pay based on years of service as follows:
   Service:                           Maximum Benefit
   Under 5 Years                           120 Days
   5 Years or more                         365 Days

2. Long-Term Disability: - Officers

   Eligibility Begins: After 1 year of service
   Benefit Can Begin: Upon Expiration of Temporary Disability Benefits
   Benefit: 50% of Salary, reduced by other disability income(ie.Soc Sec).

   1. Benefit continues until status is changed by virtue of rehabilitation, retirement, death, etc.
   2. Medical certification for first two years of disability against "own position". Thereafter, certification against "any position". However, replacement may be required after one year.

3. Group Life Insurance: - Officers

   Two times annual salary rounded to next higher $5,000

4. 24 Hour Accident Protection Insurance: - Officers

   $250,000 Death Benefit

5. Company Paid Death Benefit (Uninsured) & Suppl. Survivor's Benefit

                                      Benefit

   Lump Sum                           $1,000

Service:
10-15   Years                     6 Months Salary
15-25   Years                     9 Months Salary
25 or   More                     12 Months Salary

Payment of uninsured amount is offset by pension proceeds in year of death

6. Retirement Plan Death Benefit: (Pre-retirement)

   Service:
   5 Years or More               50% of Accrued Benefit payable to
                                      spouse only.



                                                     EXHIBIT A
                                                     SCHEDULE 2


                       South Jersey Industries, Inc.
                     Officer Severance Program Summary

1. Officer Participation - All officers of South Jersey Industries,
        Inc. are immediately covered by this program upon being elected officers and satisfying the age and service requirements of the specific plans. The cost of the program will be paid entirely by the employer unless otherwise noted.

2. Officer Severance Plan

   -  Participation - immediate

   -  Basic benefit - weekly salary times years of service.
             Minimum of 12 weeks; accrual of two weeks times years of service to a maximum of 40 weeks, except that any officer who is or may become a party to an "Employment Agreement" shall receive one year's salary as a basic benefit without consideration of a service period.

   - Outplacement counselling services - up to 20% of pay to a maximum of $15,000, at the discretion of the chief Executive Officer for all other officers and at the discretion of the compensation Committee of the Board of Directors of the company in the case of the Chief Executive Officer.

   - Death benefits - at officer's expense, benefits may continue.

   -  Disability benefits - terminate upon severance.

   - Health benefits - at officer's expense, benefits may continue.

   - Company car - given title at severance, at the discretion of the chief Executive Officer for all other officers and at the discretion of the Compensation Committee of the Board of Directors of the Company in the case of the Chief Executive Officer.